UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                            1934 (AMENDMENT NO. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ [  Soliciting Material Pursuant to Rule 14a-12

                          OMNICORDER TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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


                                TABLE OF CONTENTS

                                                                            Page

Introduction...................................................................1

Outstanding Securities and Voting Rights.......................................1

Questions and Answers About the Meeting and Voting.............................2

Security Ownership of Certain Beneficial Owners and Management.................6

     Item 1:  Election of Directors............................................7

     Item 2:  Change of Corporate Name........................................11

Executive Officers and Key Employees..........................................12

Indebtedness of Executive Officers and Directors..............................13

Family Relationships..........................................................13

Legal Proceedings.............................................................13

The Board of Directors and Corporate Governance...............................13

Executive Compensation and Related Matters....................................18

Section 16(a) Beneficial Ownership Reporting Compliance.......................22

Report of the Compensation Committee on Executive Compensation................22

     Item 3: The Approval of the 2005 Stock Incentive Compensation Plan.......24

Report of the Audit Committee.................................................32

     Item 4: Ratification of the Appointment of Independent Auditors..........33

Form 10-KSB...................................................................35

Deadline for Future Proposals of Stockholders.................................35

Other Matters Which May Come Before the Annual Meeting........................35

Solicitation of Proxies.......................................................35

                          OmniCorder Technologies, Inc.

                            NOTICE OF ANNUAL MEETING

                                       and

                                 PROXY STATEMENT

                                      2005

                          OMNICORDER TECHNOLOGIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To be held June 7, 2005

TO THE STOCKHOLDERS OF OMNICORDER TECHNOLOGIES, INC.:

         You are cordially invited to the 2005 Annual Meeting of Stockholders of OmniCorder Technologies, Inc., which will be held at the Inn At Great Neck, 30 Cutter Mill Road, Great Neck, NY 11021, on Tuesday, June 7, 2005, beginning at 10:00 a.m., local time. The Annual Meeting will be held for the following purposes:

         1. To elect 12 members to our Board of Directors, each to hold office until the 2006 Annual Meeting and until his successor is elected and qualified;

         2. To amend our Certificate of Incorporation to change our name to "Advanced BioPhotonics Inc.";

         3.       To consider, approve and ratify the 2005 Incentive
                  Compensation Plan;

         4. To consider, approve and ratify the appointment of Marcum & Kliegman LLP as our independent auditors for the fiscal year ending December 31, 2005; and

         5. To transact such other business as may properly come before the meeting or any postponements or adjournments of the meeting.

         Our Board of Directors has fixed May 4, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments of the meeting, and only stockholders of record at the close of business on that date are entitled to this notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the meeting and at our offices for ten days prior to the meeting.

         We hope that you will use this opportunity to take an active part in our affairs by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              HON. JOSEPH F. LISA
                                              Chairman of the Board of
                                              Directors

Bohemia, New York
May 16, 2005

STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

                          OMNICORDER TECHNOLOGIES, INC.
                           125 WILBUR PLACE, SUITE 120
                             BOHEMIA, NEW YORK 11716
                                 (631) 244-8244

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 7, 2005

                                  INTRODUCTION

         This Proxy Statement is furnished to the stockholders by the Board of Directors of OmniCorder Technologies, Inc., for solicitation of proxies for use at the 2005 Annual Meeting of Stockholders to be held at Inn At Great Neck, 30 Cutter Mill Road, Great Neck, NY 11021, on Tuesday, June 7, 2005, at 10:00 a.m., local time, and at any and all adjournments of the meeting.

         The purpose of the Annual Meeting and the matters to be acted upon are set forth in the following Proxy Statement. As of the date of this Proxy Statement, our Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. A stockholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised by submitting a duly executed proxy bearing a later date or by delivering to our Secretary a written notice of revocation prior to the Annual Meeting, or by appearing at the meeting and expressing a desire to vote his or her shares in person. Subject to such revocation, all shares represented by a properly executed proxy received prior to or at the Annual Meeting will be voted by the proxy holders whose names are set forth in the accompanying proxy in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted "FOR" the election of the nominees for director and "FOR" each other matter set forth in this Proxy Statement. If any other business properly comes before the meeting, votes will be cast in accordance with the proxies in respect of any such other business in accordance with the judgment of the persons acting under the proxies.

         It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about May 16, 2005.

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

         Only stockholders of record at the close of business on the record date of May 4, 2005 are entitled to notice of and to vote at the Annual Meeting. At that date there were 29,951,107 outstanding shares of our common stock, par value $.001 per share, and 1,550,000 outstanding shares of our series A convertible preferred stock, par value $.01 per share, our only outstanding voting securities. At the Annual Meeting, each share of common stock will be entitled to one vote, and each share of series A stock will be entitled to one vote per share of common stock into which it may be converted, with the holders voting together with the holders of common stock as a single class. The outstanding shares of series A stock are convertible into an aggregate of 1,409,091 shares of common stock.

         The representation, in person or by properly executed proxy, of the holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the meeting. Stockholders are not entitled to cumulate their votes. Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In the election of directors, holders of Common Stock are entitled to elect 12 directors with the 12 candidates who receive the highest number of affirmative votes being elected. Votes against a candidate and broker non-votes have no legal effect. In matters other than the election of directors, abstentions have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to stockholders, while broker non-votes do not have any effect for purposes of determining whether a proposal has been approved.

                           QUESTIONS AND ANSWERS ABOUT
                          ABOUT THE MEETING AND VOTING

1.       WHAT IS A PROXY?

         It is your legal designation of another person to vote the stock that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Denis A. O'Connor, our President and Chief Executive Officer, and Michael A. Davis, M.D., D.Sc., the Chairman of our Executive Committee, have been designated as proxies for the 2005 Annual Meeting of Stockholders.

2.       WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

         The record date for the 2005 Annual Meeting of Stockholders is May 4, 2005. The record date is established by our Board of Directors as required by Delaware law and our By-laws. Stockholders of record (registered stockholders and street name holders) at the close of business on the record date are entitled to:

         (a)     receive notice of the meeting; and

         (b) vote at the meeting and any adjournments or postponements of the meeting.

3. WHAT IS THE DIFFERENCE BETWEEN A REGISTERED STOCKHOLDER AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

         If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered stockholder.

         If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name. The answer to Question 15 describes brokers' discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you.

4. WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK OR SERIES A STOCK?

         (a)     In Writing:

                 All stockholders of record can vote by mailing in their completed proxy card (in the case of registered stockholders) or their completed vote instruction form (in the case of street name holders).

         (b)     In Person:

                 All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

5.       HOW CAN I REVOKE A PROXY?

         You can revoke a proxy prior to the completion of voting at the meeting by:

         (a)     giving written notice to our Secretary;

         (b)     delivering a later-dated proxy; or

         (c)     voting in person at the meeting.


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


6.       ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

         We will hold the votes of each stockholder in confidence from directors, officers and employees except:

         (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against us;

         (b)     in case of a contested proxy solicitation;

         (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

         (d) to allow the independent inspectors of election to certify the results of the vote.

7. WHAT ARE THE VOTING CHOICES WHEN VOTING ON DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

         When voting on the election of director nominees to serve until the 2006 Annual Meeting of Stockholders, stockholders may:

         (a)     vote in favor of all nominees;

         (b)     vote to withhold votes as to all nominees; or

         (c)     withhold votes as to specific nominees.

         Directors will be elected by a plurality of the votes cast.

         Our Board recommends a vote "FOR" all of the nominees.

8.       WHY ARE WE CHANGING OUR CORPORATE NAME?

         We believe that the proposed name "Advanced BioPhotonics Inc." more accurately reflects our business operations, i.e., the use of optical imaging technology in medical applications, than does our current name.

9. WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE APPROVAL OF THE CORPORATE NAME CHANGE, AND WHAT VOTE IS NEEDED TO APPROVE?

         When voting on the change of our corporate name to Advanced BioPhotonics Inc., stockholders may:

         (a)     vote in favor of the name change;

         (b)     vote against the name change; or

         (c)     abstain from voting on the name change.

         The plan will be approved if the votes cast "FOR" are a majority of the votes present at the meeting. The Board recommends a vote "FOR" the name change.

10. WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE APPROVAL OF THE 2005 INCENTIVE COMPENSATION PLAN, AND WHAT VOTE IS NEEDED TO APPROVE?

         When voting on the approval of the 2005 Incentive Compensation Plan, stockholders may:

         (a)     vote in favor of the plan;

         (b)     vote against the plan; or

         (c)     abstain from voting on the plan.

         The plan will be approved if the votes cast "FOR" are a majority of the votes present at the meeting. The Board recommends a vote "FOR" the plan.

11. WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF MARCUM & KLIEGMAN LLP, AND WHAT VOTE IS NEEDED TO RATIFY ITS SELECTION?

         When voting on the ratification of the selection of Marcum & Kliegman LLP as our independent auditors, stockholders may:

         (a)     vote in favor of the ratification;

         (b)     vote against the ratification; or

         (c)     abstain from voting on the ratification.

         The selection of the independent auditors will be ratified if the votes cast "FOR" are a majority of the votes present at the meeting. The Board recommends a vote "FOR" this proposal.

12. WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

         Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of all director nominees, FOR the approval of the 2005 Incentive Compensation Plan and FOR the proposal to ratify the selection of Marcum & Kliegman LLP.

13.      WHO IS ENTITLED TO VOTE?

         You may vote if you owned stock as of the close of business on May 4, 2005. Each share of our common stock is entitled to one vote. As of April 11, 2005, we had 29,951,107 shares of common stock outstanding. In addition, each share of series A stock will be entitled to one vote per share of common stock into which it may be converted, with the holders voting together with the holders of common stock as a single class. The outstanding shares of series A stock are convertible into an aggregate of 1,409,091 shares of common stock.

14.      WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

         It means that you have multiple accounts with brokers or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, or you can reach Corporate Stock Transfer at (303) 282-4800.

15.      WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

         If your shares are registered in your name, they will not be voted unless you submit your proxy card, or vote in person at the meeting. If your shares are held in street name, your bank, brokerage firm or other nominee, under some circumstances, may vote your shares.

         Brokerage firms, banks and other nominees may vote customers' unvoted shares on "routine" matters. Generally, a broker may not vote a customer's unvoted shares on non-routine matters without instructions from the customer and must instead submit a "broker non-vote." A broker non-vote is counted toward the shares needed for a quorum, but it is not counted in determining whether a matter has been approved.

16.      ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

         Broker non-votes will not be included in vote totals and will not affect the outcome of the vote. In matters other than the elections of directors, abstentions have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to stockholders.

17.      HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

         To hold the meeting and conduct business, a majority of our outstanding voting shares as of May 4, 2005 must be present at the meeting. On this date, a total of 29,951,107 shares of our common stock were outstanding and entitled to vote, plus an additional 1,409,091 shares of our common stock issuable upon conversion of the series A stock, for an aggregate of 31,360,198 shares of common stock entitled to vote. Shares representing a majority, or 15,680,100 votes, must be present. This is called a quorum.

         Votes are counted as present at the meeting if the stockholder either:

         (a)     Is present and votes in person at the meeting, or

         (b)     Has properly submitted a proxy card.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as to the shares of our common stock beneficially owned as of April 11, 2005 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each director and nominee for director; (iii) each executive officer; and (iv) all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each person shown is c/o OmniCorder Technologies, Inc., 125 Wilbur Place, Suite 120, Bohemia, New York 11716.


  NAME AND ADDRESS OF                                                               PERCENT OF
   BENEFICIAL OWNER                 AMOUNT BENEFICIALLY OWNED (1)                    CLASS (1)
   ----------------                 -----------------------------                    ---------


Mark A. Fauci                              8,789,883(2)                                 29.1%

Michael Anbar, Ph.D.                       2,960,858(3)                                  9.9%
   145 Deer Run Road
   Amherst, New York  14221
Jed Schutz
                                           2,908,718(4)                                  9.3%
Marek Pawlowski, Ph.D.
                                              72,325(5)                                     *
Celia I. Schiffner
                                               7,188(5)                                     *
Loring D. Andersen
                                              67,500(5)                                     *
Michael A. Davis, M.D., D.Sc.
                                              16,667(5)                                     *
George Benedict
                                             878,255(6)                                  2.9%
Joseph T. Casey
                                           1,112,353(7)                                  3.7%
Gordon A. Lenz
                                             484,630(8)                                  1.6%
Hon. Joseph F. Lisa
                                              94,286(9)                                     *
Anthony A. Lombardo
                                              81,745(5)                                     *
Robert W. Loy
                                            215,212(10)                                     *
Richard R. Vietor
                                            180,455(11)                                     *
William J. Wagner
                                            246,077(12)                                     *
Denis O'Connor
                                              27,000(5)                                     *
All executive officers and directors
   as a group (15 persons)                  15,182,294                                  45.6%

_______________
*Less than one percent.
(1)      In accordance with Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, shares beneficially owned at any date include shares issuable upon the exercise of stock options, warrants, rights or conversion privileges within 60 days of that date.
         For the purpose of computing the percentage of outstanding shares beneficially owned by a particular person, any securities not outstanding that are subject to stock options, warrants, rights or conversion privileges exercisable by that person within 60 days of
         April 11, 2005 have been deemed to be outstanding, but have not been deemed outstanding for the purpose of computing the percentage of the class beneficially owned by any other person.


(2) Based on a Schedule 13D filed on January 5, 2004, and other information known to us. Includes stock options to purchase 250,000 shares of our common stock granted under the OmniCorder Technologies, Inc. 1998 Stock Option Plan pursuant to Mr. Fauci's employment agreement.

(3) Based on a Schedule 13D filed on January 5, 2004, and other information known to us.

(4) Based on a Schedule 13D filed on January 5, 2004, and other information known to us. Includes: (i) 1,026,480 shares of our common stock issuable upon exercise of an outstanding warrant; (ii) 122,818 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan, which are currently exercisable;
         (iii) 227,273 shares of our common stock issuable upon the conversion of shares of series A stock purchased in our December 2004 private placement; and (iv) 75,000 shares of our common stock issuable upon exercise of outstanding warrants issued as part of our December 2004 private placement, at an exercise price of $1.10 per share. The shares of common stock and warrants beneficially owned by Mr. Schutz are held jointly with his spouse.

(5) Represents shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan, which are currently exercisable.

(6) Includes (i) 205,368 shares of our common stock issuable upon exercise of an outstanding warrant; (ii) 117,818 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan, which are currently exercisable; (iii) 90,909 shares of our common stock issuable upon the conversion of shares of series A stock purchased in our December 2004 private placement; and (iv) 30,000 shares of our common stock issuable upon exercise of outstanding warrants issued as part of our December 2004 private placement, at an exercise price of $1.10 per share.

(7) Held by The Casey Living Trust, of which Mr. Casey and his spouse are co-trustees. Includes (i) 72,735 shares of our common stock issuable upon exercise of an outstanding warrant, which is currently exercisable; (ii) 10,000 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan, which are currently exercisable; (iii) 227,273 shares of our common stock issuable upon the conversion of shares of series A stock purchased in our December 2004 private placement; and (iv) 75,000 shares of our common stock issuable upon exercise of outstanding warrants issued as part of our December 2004 private placement, at an exercise price of $1.10 per share.

(8) Includes 76,745 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan, which are currently exercisable.

(9) Includes 87,013 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan, which are currently exercisable.

(10) Includes 174,294 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan, which are currently exercisable.

(11) Includes 174,294 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan, which are currently exercisable.

(12) Held by Dauk/Wagner Investments, LLC, of which Mr. Wagner is a managing director. Includes 146,077 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan, which are currently exercisable a portion of which were granted to Mr. Wagner's spouse.

ITEM 1:  ELECTION OF DIRECTORS

         Pursuant to our Certificate of Incorporation, the holders of our common stock, including shares of our common stock issuable upon conversion of series A stock voting together with the holders of common stock as a single class, may elect our 12 directors. All nominees have advised us that they are able and willing to serve as directors. However, if any nominee is unable to or for good cause will not serve, the persons named in the accompanying proxy will vote for any other person nominated by our Board of Directors.

         Except as set forth below, no arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. Under their respective employment and consulting agreements, we have agreed to nominate Denis A. O'Connor and Mark A. Fauci as directors.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
                          OF THE NOMINEES LISTED BELOW.

         The following table sets forth the names and ages of the nominees of our Board of Directors.


                    NAME                                            AGE          DIRECTOR SINCE
                    ----                                            ---          --------------

                    Hon. Joseph F. Lisa, Justice (Ret.)              68               2004
                    Michael A. Davis, M.D., D.Sc.                    63               2004
                    Denis A. O'Connor                                52               2005
                    George Benedict                                  68               2004
                    Joseph T. Casey                                  73               2004
                    Mark A. Fauci                                    45               2003
                    Gordon A. Lenz                                   68               2004
                    Anthony A. Lombardo                              57               2004
                    Robert W. Loy                                    67               2004
                    Jed Schutz                                       45               2003
                    Richard R. Vietor                                62               2004
                    William J. Wagner                                54               2004

<
         The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors are as follows:

         HON. JOSEPH F. LISA, JUSTICE (RET.) - DIRECTOR. Judge Lisa had been a director of privately-held OmniCorder Technologies, Inc. since June 2003, and became a member of our Board of Directors in January 2004. He has been the Chairman of the Board of Directors since October 2004. Since June 2001, Judge Lisa has been in private law practice and currently serves as counsel in the intellectual property department of the New York office of Greenberg Traurig, LLP, an international law firm. In 1967, he was elected a Delegate to the New York State Constitutional Convention and later served as a member of the New York State Assembly (1969-76) and a member of the New York City Counsel (1981-90). He was elected Justice of the New York Supreme Court in January 1991 and served until May 2001. He has been a permanent member of the Scientific Committee of the San Marino Scientific Conference in the Republic of San Marino since 1998. Judge Lisa served in the United States Marine Corps Reserve and received an Honorable Discharge. Judge Lisa received a B.B.A. degree from St. John's University, a J.D. degree from St. John's University School of Law and an LL.M. degree from Brooklyn Law School.

         MICHAEL A. DAVIS, M.D., D.SC. - CHAIRMAN OF THE EXECUTIVE COMMITTEE AND DIRECTOR. Dr. Davis has been a member of our Board of Directors since December 14, 2004 and is also the Chairman of the Executive Committee of the Board of Directors. From 1995 until December 2004, Dr. Davis served as a Director of E-Z-EM, Inc., a leader in the design, manufacture and marketing of contrast media for gastrointestinal tract radiology, and has been its Medical Director since 1994 and was its Technical Director from 1997 to 2000. Since December 2004, Dr. Davis has been a Director Emeritus of E-Z-EM, Inc. Dr. Davis was a Visiting Professor of Radiology at Harvard

Medical School and Visiting Scientist in Radiology at Massachusetts General Hospital in 2002 and 2003. He has also served as Senior Vice President and Chief Medical Officer of MedEView, Inc., a radiology informatics company, from 2002 to 2003. He was Professor of Radiology and Nuclear Medicine and Director of the Division of Radiologic Research, University of Massachusetts Medical Center, from 1980 to 2002. During 1999, he also served as the President and Chief Executive Officer of Amerimmune Pharmaceuticals, Inc. and its wholly-owned subsidiary, Amerimmune, Inc., which were involved in pharmaceutical research, and served as a director there from 1999 to 2003. Dr. Davis is also a director of MacroChem Corp., a publicly-traded specialty pharmaceutical company.

         DENIS A. O'CONNOR - PRESIDENT AND CHIEF EXECUTIVE OFFICER AND DIRECTOR. Mr. O'Connor joined us on March 23, 2005 as President and Chief Executive Officer and as a member of our Board of Directors. Mr. O'Connor recently resigned from DOBI Medical International, Inc., a publicly-traded company focused on breast imaging technology, where he was responsible for the commercial leadership of the business. He had joined DOBI Medical in December 2003 as Senior Vice President - Sales and Marketing. Mr. O'Connor has held senior management positions at Philips Medical Systems, Sony Medical Systems and Lockheed Martin Medical Systems. From March 1997 to June 2000, Mr. O'Connor was President and Chief Executive Officer of Life Imaging Systems, Inc. From July 2000 to May 2003, Mr. O'Connor was Chairman and Chief Executive Officer of Advanced Imaging Technologies, Inc., a medical imaging company. Mr. O'Connor received an M.B.A. from New York University's Stern School of Business and a B.S. in Computer Science and Business Administration from the City College of New York. He is also a graduate of Columbia University School of Radiological Technology, from which he received his certification in Radiologic Technology.

         GEORGE BENEDICT - DIRECTOR. Mr. Benedict had been a director of privately-held OmniCorder Technologies, Inc. since December 2002, and became a member of our Board of Directors in January 2004. Mr. Benedict founded Seafield Center, Inc., an alcohol and chemical dependency rehabilitation center on Long Island, New York, where he has been associated since May 1985. Mr. Benedict has been the President of Seafield Services, which operates eight outpatient facilities, since September 1990, and the President of Seafield Resources, a not-for-profit organization which operates nine halfway houses, since December 1993. Mr. Benedict has also been the Vice President of NY Diagnostic, which is a Department of Health-approved medical outpatient clinic with five locations in the New York metropolitan and Long Island area, since August 2000. Mr. Benedict is regarded as a leading authority in the field of alcohol and chemical dependency rehabilitation.

         JOSEPH T. CASEY - DIRECTOR. Mr. Casey became a member of our Board of Directors in January 2004. Mr. Casey retired as Vice Chairman and Chief Financial Officer of Litton Industries, Inc., an aerospace and defense company, in March 1994, and had held various positions at Litton Industries beginning in October 1963. Mr. Casey served as Vice Chairman, Chief Financial Officer and Director of Western Atlas Inc., a global supplier of oilfield information services and industrial automation systems with annual revenues of more than $2.5 billion, from March 1994 until August 1996. He was a director of Pressure Systems, Inc. from October 1997 through September 2004, a director and member of the Audit and Compliance Committee of UNOVA, Inc. since September 1998, and a director of Baker Hughes Incorporated from 1996 through 2002. Mr. Casey has been a member of the Board of Trustees of Claremont McKenna College since 1988 and of the Don Bosco Technical Institute since 1972. He has also been a member of the Board of Overseers of the Center for Russia and Asia of the Rand Corporation since 1997. Mr. Casey received a B.S. degree from Fordham University and is a licensed certified public accountant in New York and New Jersey.

         MARK A. FAUCI - DIRECTOR. Mr. Fauci became our President and Chief Executive Officer and a member of our Board of Directors on December 19, 2003, following the recapitalization transaction described in our Annual Report on Form 10-KSB included with this Proxy Statement, and continued to serve as President and Chief Executive Officer until December 14, 2004. In March 2005, Mr. Fauci entered into a two-year consulting agreement with us. Mr. Fauci founded privately-held OmniCorder Technologies, Inc. in 1997, where he remained through the recapitalization transaction.

         Prior to 1997, Mr. Fauci served in a variety of roles at Reuters Health Information Services, a Reuters-owned, start-up company based in New York. Among his roles at Reuters, Mr. Fauci headed New Business Development, and was responsible for building strategic relationships in the United States and Europe, developing strategic technical business plans and exploring commercial applications of technology developed in private and government research laboratories. In an earlier position at Reuters, in which he served as Director of Technical Strategic Planning for Network Operations, he was responsible for network architecture design and development decisions. As a recognized expert in the field, he conducted Continuing Medical Education accredited lectures at a variety of leading medical centers on the subject of computer network applications in medicine.

         Before joining Reuters, Mr. Fauci served as President of E.C.A., Inc., a consulting firm specializing in the field of computer-aided design and digital-imaging systems. In the seven prior years, he was an engineer at Standard Microsystems Corporation and General Instruments. His work at these companies included research, development and the manufacture of application specific integrated circuits utilizing the same manufacturing processes now employed in the manufacturing of state-of-the-art infrared imaging sensors. Mr. Fauci received a B.S. degree in Science from the State University of New York at Stony Brook and an M.B.A. degree from Dowling College.

         GORDON A. LENZ - DIRECTOR. Mr. Lenz had been a director of privately-held OmniCorder Technologies, Inc. since August 2003, and became a member of our Board of Directors in January 2004. Mr. Lenz has been Chairman and Chief Executive Officer of New York State Business Group, Inc./Conference Associates, Inc., a provider of group health insurance to more than 150,000 small business owners, employees and dependents, since April 1993. Mr. Lenz has also been the Chairman and Chief Executive Officer of Cue Brokerage Corporation, a property casualty insurance agency, since June 1994. Mr. Lenz has written extensively on healthcare issues for a variety of publications.

         ANTHONY A. LOMBARDO - DIRECTOR. Mr. Lombardo had been a director of privately-held OmniCorder Technologies, Inc. since August 2003, and became a member of our Board of Directors in January 2004. Mr. Lombardo is a member of the Executive Committee of our Board of Directors. Mr. Lombardo is an executive with more than 30 years of experience in the medical device industry and related industries. Since April 2000, he has been the President and Chief Executive Officer of E-Z-EM Inc., a company focused on the contrast market for gastrointestinal imaging. From 1998 to 1999, he was the President of ALI Imaging Systems Inc., a full-service provider of radiology information and image management systems. From 1996 to 1998, Mr. Lombardo was the General Manager of the Integrated Imaging Solutions division of General Electric Medical Systems. He also headed divisions of Loral/Lockheed Martin Corp. from 1994 to 1996, Sony Corporation from 1990 to 1994 and Philips Medical Systems from 1979 to 1990. Mr. Lombardo received a B.S. degree in Biology from St. Francis College and an M.S. degree in Physiology from Duquesne University.

         ROBERT W. LOY - DIRECTOR. Mr. Loy had been a director of privately-held OmniCorder Technologies, Inc. since June 2002, and became a member of our Board of Directors in January 2004. Mr. Loy has been a pharmaceutical business development consultant since April 1999 and has more than 30 years of experience in the pharmaceutical industry. In August 1992, Mr. Loy joined Roberts Pharmaceutical Corp., which was later acquired by Shire Pharmaceuticals Group plc, as its Chief Operating Officer, and in July 1996 became Roberts Pharmaceutical's Executive Vice President of Operations and Business Development, where he served through March 1999. Mr. Loy holds a B.S. degree from Old Dominion University.

         JED SCHUTZ - DIRECTOR. Mr. Schutz had been a director of privately-held OmniCorder Technologies, Inc. since December 2002, and became a member of our Board of Directors on December 19, 2003. Mr. Schutz is a member of the Executive Committee of the board of directors. For more than the past five years, Mr. Schutz has been a private investor and advisor to emerging technology companies, as well as a real estate developer. He is the Chairman of the Board of Campusfood.com, Inc., a company in the online food ordering business. He also currently serves as a director of Protocall Technologies Incorporated, an on-demand software company, and Greenshoe, Inc., an alternative electronic payments company. He served as a director from 1993 to 1999, and for one year as Chairman of the Board, of FRM Nexus, a publicly-held company engaged primarily in medical financing. Mr. Schutz received a B.S. degree in biology from Duke University and a post-graduate Certificate in Business from New York University.

         RICHARD R. VIETOR - DIRECTOR. Mr. Vietor had been a director of privately-held OmniCorder Technologies, Inc. since June 2002, and became a member of our Board of Directors in January 2004. Since April 2003, Mr. Vietor has been a Vice President of WebMD Corporation, a provider of services to physicians, consumers, providers and health plans to navigate the complexity of the healthcare system. From March 2002 to

April 2003, Mr. Vietor was an industry consultant, specializing in providing advice on corporate strategy, financing and communications to specialty pharmaceutical and medical device companies. From April 1985 to February 2002, he was at Merrill Lynch, most recently as a Managing Director in Merrill Lynch's Healthcare Investment Banking Unit. Previously, he was First Vice President, Senior Analyst and Global Research Coordinator in Merrill Lynch's Global Securities Research Division, specializing in research coverage of the pharmaceutical industry. Mr. Vietor was named to the prestigious Institutional Investor's Analyst Poll for 12 years. He was awarded a Chartered Financial Analyst (CFA) designation in 1979. He is a director of QLT, Inc., a specialty pharmaceutical company specializing in drug delivery. He is also a director of InfaCare Corporation, Inc., a private company specializing in developing neonatal drugs. He is a graduate of Yale University and received an M.B.A. degree from the Columbia University Graduate School of Business.

         WILLIAM J. WAGNER - DIRECTOR. Mr. Wagner became a member of our Board of Directors in January 2004. Mr. Wagner is a member of the Executive Committee of the Board of Directors. Mr. Wagner has been a Managing Director of Dauk/Wagner Investments, LLC, a private investment firm focused primarily on early-stage companies, since 1994. Prior to then, Mr. Wagner was a Managing Director and Co-Head of the Mergers & Acquisitions Group at Smith Barney from 1980 to 1993. Mr. Wagner received an M.B.A. degree from Wharton Graduate School of Business and a B.S. degree from the University of Pennsylvania.

ITEM 2:  CHANGE OF CORPORATE NAME

         Our Board of Directors has approved, subject to stockholder approval at this meeting, an amendment to our Certificate of Incorporation to change our corporate name from "OmniCorder Technologies, Inc." to "Advanced BioPhotonics Inc." We believe that the proposed name more accurately reflects our business operations, i.e., the use of optical imaging technology in medical applications. Accordingly, our Board of Directors believes it would be appropriate and in the best interests of our company and stockholders to change our corporate name to "Advanced BioPhotonics Inc."

         If the name change is approved by our stockholders, we intent to have the trading symbol for our common stock on the OTC Bulletin Board changed from "OMCT.OB" to a symbol more readily associated with our new name, such as ABPI, ADBP or AVBP. The currently outstanding stock certificates evidencing shares of our common stock bearing the name "OmniCorder Technologies, Inc." will continue to be valid and represent our shares following the name change. Following completion of the name change, you will be contacted on how to exchange your existing stock certificates for new stock certificates bearing the new name, if you wish. Your current stock certificates will continue to represent shares of our common stock and will not be affected by the name change.

         Our Board of Directors has approved an amendment to our Certificate of Incorporation to effect the change of corporate name. A copy of the Certificate of Amendment to the Certificate of Incorporation providing for this amendment is attached to this Proxy Statement as Exhibit 1.

         The Board recommends a vote FOR this proposal.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

         The following table sets forth the names and ages of our executive officers who are not also directors.


         NAME                              AGE        POSITION
         ----                              ---        --------

         Loring D. Andersen                47         Vice President - Market Development
         Marek Pawlowski, Ph.D.            56         Vice President - Product Development
         Celia I. Schiffner                49         Controller



EXECUTIVE OFFICERS

         The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers (other than those executive officers who are also directors):

         LORING D. ANDERSEN - VICE PRESIDENT -- MARKET DEVELOPMENT. Mr. Andersen joined us in February 2004 and directs our marketing and business development functions. Mr. Andersen's 25 years of experience includes operational roles in hardware and software product development, program and project management, supply chain management, manufacturing, sales, and marketing for companies including Arrow Electronics, Fisher Scientific, Digital Equipment Corporation, and AT&T. Most recently, from April 2002 to January 2004, Mr. Andersen was a partner in the consulting firm Vertisync, Inc., where he focused on the improvement of operational and financial performance specific to the sales/marketing/business development practices of clients. His prior experience was at Arrow Electronics, from March 1998 to August 2001, as Vice President of Strategic Marketing, where he created and launched Arrow's Global Information Services business. At Fisher Scientific from May 1995 to March 1998, he served as Director for the Laboratory and Medical Equipment Division, where he was involved in global business expansion, extensive new product development and transformation of the division's manufacturing operation. Mr. Andersen holds a B.S. degree in Physics from Dartmouth College and an M.B.A. in marketing and management from The Wharton Business School, University of Pennsylvania.

         MAREK PAWLOWSKI, PH.D. - VICE PRESIDENT OF PRODUCT DEVELOPMENT. Dr. Pawlowski has worked with OmniCorder since November 2002. He became our Vice President -- Product Development on December 19, 2003. Dr. Pawlowski has 20 years of medical device development experience. Dr. Pawlowski's responsibilities include the commercialization of technology through market launch. He has held senior product development or research and development positions at Viatronix, Inc. (April 2001 to July 2002); RTS Wireless/Aether Systems, Inc. (March 2000 to April 2001); Veeco Instruments, Inc. (August 1998 to March 2000); Neuromedical Systems, Inc. (December 1995 to August 1998); and Medical Systems Corp. (August 1991 to November 1995). From July to November 2002, Dr. Pawlowski was an independent consultant. Dr. Pawlowski holds a Ph.D. in Technical Sciences, Warsaw University of Technology, Warsaw, Poland, and completed postgraduate work in linear algebra, digital filters and signal processing.

         CELIA I. SCHIFFNER - CONTROLLER. Ms. Schiffner joined OnmiCorder in April 2004 as the Controller. Ms. Schiffner has over 20 years of accounting experience in technology, retail and not-for-profit. Most recently, from January 2001 to March 2004, Ms. Schiffner served as C.F.O. and Treasurer of VillageWorld.com where she helped her former employer complete a reverse merger. For more than three years prior to holding that position, she was the Controller of Montauk Rug and Carpet Corporation. Ms. Schiffner holds a B.A. degree in Accounting from St Joseph's College.

KEY EMPLOYEES

         ANNE MARIE FIELDS - VICE PRESIDENT-CORPORATE COMMUNICATIONS AND BUSINESS STRATEGY. Ms. Fields joined us in January 2004 on a full-time basis. Ms. Fields was the principal of Fields Communications Consulting, a consultant for life science and medical technology companies, from January 2001 to December 2003 and has more than 15 years of experience in corporate communications and investor relations. Ms. Fields has held senior level positions at Lippert/Heilshorn & Associates, an investor relations agency, and was Vice President, Corporate

Communications for Biomatrix, Inc., a biotechnology company. She received a B.S. degree in Business Communications from the State University of New York at Oneonta.

         MIHAI D. DIMANCESCU, M.D. - VICE PRESIDENT-MEDICAL AFFAIRS. Dr. Dimancescu joined us in January 2004 on a part-time basis. Dr. Dimancescu functions as our representative to the medical and scientific community through participation in meetings and symposiums. He assists in presenting our technology, communicating our goals and understanding how our technology can be applied to further benefit clinicians, surgeons and medical researchers. Dr. Dimancescu is board certified in neurosurgery. He worked in private medical practice from 1976 until 2003. He received a B.A. degree from Yale University, completed his internship in Medicine at the University of Toulouse, France, and performed his residency training in neurosurgery at Albert Einstein College of Medicine/Montefiore Hospital in New York and Jackson Memorial Hospital in Miami, Florida. He has held numerous professional positions including the President of the International Academy of Child Brain Development; Board of Directors, South Nassau Communities Hospital/Winthrop University Hospital System; President, Medical Board South Nassau Community Hospital; Chief, Division of Neurosurgery, Mercy Medical Center; President, New York State Neurosurgical Society; and Director, International Coma Recovery Institute. Dr. Dimancescu has received numerous awards and recognitions internationally for his research and leadership as a surgeon.

                INDEBTEDNESS OF EXECUTIVE OFFICERS AND DIRECTORS

         No executive officer, director or any member of these individuals' immediate families or any corporation or organization with whom any of these individuals is an affiliate is or has been indebted to us since the beginning of our last fiscal year.

                              FAMILY RELATIONSHIPS

         There are no family relationships among our executive officers and directors.

                                LEGAL PROCEEDINGS

         As of the date of this Proxy Statement, there are no material proceedings to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

                 THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

         Our Board of Directors is responsible for establishing broad corporate policies and for overseeing our overall management. In addition to considering various matters which require Board approval, the Board provides advice and counsel to, and ultimately monitors the performance of, our senior management.

         We have established an Audit Committee, a Compensation Committee, a Nominations and Governance Committee and an Executive Committee. The Charter for the Audit Committee is attached to this Proxy Statement as Exhibit 2. The respective Charters for the Compensation Committee and Nominations and Governance Committee are available at our website, www.omnicorder.com.

         The Board, its committees and our management strive to perform and fulfill their respective duties and obligations in a responsible and ethical manner. The Board and the Audit, Compensation and Nominations and Governance Committees each perform annual self evaluations. We have adopted a comprehensive Code of Business Conduct and Ethics for all directors, officers and employees. The Code of Business Conduct and Ethics is available at our website, www.omnicorder.com.

         During 2004, the Board of Directors met eight times. Each nominee for director attended more than 75% of the Board of Directors meetings and the meetings of Board committees on which he served. While we do not have a formal policy requiring members of the Board to attend the Annual Meeting of Stockholders, we strongly encourage all directors to attend.

COMMITTEES OF THE BOARD

         Audit Committee. The Board has an Audit Committee comprised of two non-employee directors, Messrs. Wagner (Chairman) and Casey. Each member of the Audit Committee is independent as defined in Section 121(A) of the American Stock Exchange's listing standards. The Board of Directors has determined that each of Messrs. Wagner and Casey qualifies as an "audit committee financial expert." The Audit Committee functions pursuant to a written Charter which was adopted by the Board in January 2004. The Audit Committee has such powers as may be assigned to it by the Board from time to time. The Audit Committee conducted one formal meeting in 2004 and met and conferred on an informal basis on numerous occasions in 2004. The Audit Committee is currently charged with, among other things:

         o recommending to the Board of Directors the engagement or discharge of our independent public accountants, including pre-approving all audit and non-audit related services;

         o the appointment, compensation, retention and oversight of the work of the independent auditor engaged by us for the purpose of preparing or issuing an audit report or performing other audit review or attest services for us;

         o establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

         o    approving the scope of the financial audit;

         o    requiring the rotation of the lead audit partner;

         o    consulting regarding the completeness of our financial statements;

         o    reviewing changes in accounting principles;

         o reviewing the audit plan and results of the auditing engagement with our independent auditors and with our officers;

o reviewing with our officers, the scope and nature and adequacy of our internal accounting and other internal controls over financial reporting and disclosure controls and procedures;

         o reviewing the adequacy of the Audit Committee Charter at least annually;

         o    meeting with our Internal Auditor on a regular basis;

         o performing an internal evaluation of the Audit Committee on an annual basis; and

         o reporting to the Board of Directors on the Audit Committee's activities, conclusions and recommendations.

         Compensation Committee. The Board has a Compensation Committee comprised of three non-employee directors, Messrs. Lombardo (Chairman), Loy and Schutz. Each member of the Compensation Committee is independent as defined in
Section 121(A) of the American Stock Exchange's listing standards. The Compensation Committee functions pursuant to a written Charter which was adopted by the Board in January 2004. The Compensation Committee has such powers as may be assigned to it by the Board from time to time. It is currently charged with, among other things, assisting the Board in:

         o approving and evaluating the compensation of directors and executive officers;

         o establishing strategies and compensation policies and programs for employees to provide incentives for delivery of value to our shareholders;

         o establishing policies to hire and retain senior executives, with the objective of aligning the compensation of senior management with our business and the interests of our shareholders;

         o together with management, surveying the amount and types of executive compensation paid by comparable companies, and engaging consultants as necessary to assist them;

         o periodically reviewing corporate goals and objectives relevant to executive compensation and making recommendations to the Board for changes;

         o assisting management in evaluating each executive officer's performance in light of corporate goals and objectives, and recommending to the Board (for approval by the independent directors) the executive officers' compensation levels based on this evaluation;

         o overseeing our stock option plan or other stock-based plans with respect to our executive officers and employee Board members, who are subject to the short-swing profit restrictions of Section 16 of the Securities Exchange Act of 1934, as amended;

         o reviewing the overall performance of our employee benefit plans and making recommendations to the Board regarding incentive-compensation plans and equity-based plans;

         o together with the Nominations and Governance Committee, reviewing and making recommendations to the independent directors of the Board regarding the form and amount of director compensation;

         o ensuring that our compensation policies meet or exceed all legal and regulatory requirements and any other requirements imposed on us by the Board; and

         o producing an annual report on executive compensation for inclusion in our proxy statement.

         In general, the Compensation Committee formulates and recommends compensation policies for Board approval, oversees and implements these Board-approved policies, and keeps the Board apprised of its activities on a regular basis. In addition, the Compensation Committee together with the Nominations and Governance Committee, develops criteria to assist the Board's assessment of the Chief Executive Officer's leadership of our company.

         The Compensation Committee conducted three formal meetings in 2004 and met and conferred on an informal basis on numerous occasions in 2004.

         Nominations and Governance Committee. The Board has a Nominations and Governance Committee comprised of three non-employee directors, Messrs. Lisa (Chairman), Benedict and Vietor. Each member of the Nominations and Governance Committee is independent as defined in Section 121(A) of the American Stock Exchange's listing standards. The Nominations and Governance Committee functions pursuant to a written Charter which was adopted by the Board in January 2004. The Nominations and Governance Committee has such powers as may be assigned to it by the Board from time to time. It is currently charged with, among other things, assisting the Board in:

         o identifying individuals qualified to become Board members and recommending that the Board select a group of director nominees for each next annual meeting of our stockholders;

         o ensuring that the Audit, Compensation and Nominations and Governance Committees of the Board shall have the benefit of qualified and experienced "independent" directors;

         o developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to us, and reviewing and reassessing the adequacy of such guidelines annually and recommending to the Board any changes deemed appropriate;

         o periodically reviewing the charters of all Board committees and recommending to the committees and Board any changes deemed appropriate;

         o    developing policies on the size and composition of the Board;

         o conducting annual evaluations of the performance of the Board, committees of the Board and individual directors;

         o reviewing conflicts of interest and the independence status of directors;

         o together with the Compensation Committee, reviewing and making recommendations to the independent directors of the Board regarding the form and amount of director compensation;

         o reviewing the structure of our senior staffing and management succession plans with the Chief Executive Officer;

         o together with the Compensation Committee, developing criteria to assist the Board's assessment of the Chief Executive Officer's leadership of our company; and

         o generally advising the Board (as a whole) on corporate governance matters.

         The Corporate Governance/Nominating Committee did not conduct any formal meetings in 2004, but met and conferred on an informal basis on numerous occasions during the year.

         Executive Committee. We have established an executive committee of the board of directors, which consists of Michael A. Davis, M.D., D.Sc., (Chairman), Anthony A. Lombardo, Denis A. O'Connor, Jed Schutz and William J. Wagner. The purpose of the executive committee is to concentrate on strategic initiatives and opportunities to maximize the commercial prospects of our functional medical imaging technology in drug discovery, cancer therapy monitoring, surgery, and screening and diagnostics. The Executive Committee met and conferred, both on a formal and on an informal basis, on approximately a weekly basis during 2004.

SELECTION OF NOMINEES FOR THE BOARD OF DIRECTORS

         The Nominations and Governance Committee is responsible for evaluating potential candidates to serve on our Board of Directors, and for selecting nominees to be presented for election to the Board at our Annual Meeting of Stockholders. In evaluating potential director candidates, the Nominations and Governance Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the Board at that point in time. Among the factors considered by the Nominations and Governance Committee in considering a potential nominee are the following:

         o    the nominee's independence;

         o the nominee's relevant professional skills and depth of business experience;

         o the nominee's character, judgment and personal and professional integrity;

         o    the nominee's ability to read and understand financial statements;

         o the nominee's willingness to commit sufficient time to attend to his or her duties and responsibilities as a member of the Board;

         o the nominee's qualifications for membership on certain committees of the Board;

         o    any potential conflicts of interest involving the nominee; and

         o    the make up and diversity of our existing Board.

         In identifying potential candidates for the Board, the Committee relies on recommendations from a number of possible sources, including current directors. The Nominations and Governance Committee may also retain outside consultants or search firms to help in identifying potential candidates for membership on the Board.

         The Nominations and Governance Committee will consider any written suggestions of stockholders for director nominations. The recommendation must include the name and address of the candidate, a brief biographical description and a description of the person's qualifications. Recommendations should be mailed to OmniCorder Technologies, Inc., 125 Wilbur Place, Suite 120, Bohemia, New York 11716, Attn: Secretary. The Nominations and Governance Committee will evaluate in the same manner candidates suggested in accordance with this policy and those recommended by other sources. The Committee has full discretion in considering all nominations to the Board of Directors. Stockholders who would like to nominate a candidate for director must comply with the requirements described in our Proxy Statement and Bylaws. See "Deadline for Future Proposals of Stockholders" below.

DIRECTOR COMPENSATION

         Each member of our board of directors will receive a grant of stock options for his 2004 year of service. On February 14, 2005, each director was granted stock options to purchase 30,000 shares of our Common Stock at an exercise price of $1.00 per share vesting over three years from our 1998 Stock Option Plan and a stock option grant to purchase 30,000 shares of our common stock at an exercise price of $1.00 per share vesting over three years from the 2005 Incentive Compensation Plan, subject to stockholder approval of the Plan. Additionally, members of the Executive Committee of the Board of Directors each received a grant of stock options to purchase 15,000 shares of our common stock at an exercise price of $1.00 per share vesting over three years from the 1998 Plan and a grant of stock options to purchase 15,000 shares of our common stock at an exercise price of $1.00 per share vesting over three years from the proposed 2005 Plan. The Chairman of the Executive Committee will receive an additional grant of 5,000 stock options from the 1998 Plan and 5,000 stock options from the proposed 2005 Plan with the same vesting terms. The proposed 2005 Plan is subject to stockholder approval. See Item 3 below.

         On March 7, 2005, the Board of Directors approved a grant of options to purchase 30,000 shares of our common stock to each of our outside directors. The options are exercisable at $1.00 per share and vest in equal installments over three years. In addition, the Board of Directors approved a grant of 30,000 shares of restricted common stock to each outside director. These restricted shares may not be sold for two years following the date of grant. The Board of Directors also approved a grant of options to purchase 30,000 shares of our common stock to each member of the Executive Committee of the Board of Directors. These options are exercisable at $1.00 per share and vest in equal installments over three years. The Chairman of the Executive Committee received an additional grant of options to purchase 10,000 shares of common stock at an exercise price of $1.00 per share. These options vest in equal installments over three years. Each grant of options and restricted shares was made to each person for their service to our company during 2004 and 2005, and were made under our proposed 2005 Plan, which is subject to shareholder approval at our annual meeting of shareholders scheduled to be held on June 7, 2005.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

         The following table sets forth the cash compensation (including cash bonuses) paid or accrued by us for our years ended December 31, 2004, 2003 and 2002 to our Chief Executive Officer and our four most highly compensated officers other than the Chief Executive Officer at December 31, 2004.


                                                     SUMMARY COMPENSATION TABLE

                                                  ANNUAL                  LONG-TERM
                                               COMPENSATION             COMPENSATION
                                               ------------             ------------
                                                                     AWARDS       PAYOUTS
                                                                     ------       -------
                                                                   SECURITIES
                                                                   UNDERLYING       LTIP        ALL OTHER
                                 FISCAL     SALARY       BONUS      OPTIONS/      PAYOUTS      COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR        ($)         ($)       SARS (#)        ($)            ($)
-----------------------------------------------------------------------------------------------------------

Mark A. Fauci (1)                 2004       180,000       -            -            -              -
Former President and Chief        2003       180,000       -         250,000         -              -
Executive Officer                 2002       180,000       -            -            -              -

Loring D. Andersen                2004       124,000       -         120,000         -              -
Vice President - Market           2003             -       -            -            -              -
Development                       2002             -       -            -            -              -

Mihai Dimancescu                  2004       164,000       -          22,500         -              -
Vice President - Medical          2003             -       -            -            -              -
Affairs                           2002             -       -            -            -              -

Marek Pawloski, Ph.D.             2004       103,000       -            -            -              -
Vice President - Product          2003        85,000       -           8,728         -              -
Development                       2002        85,000       -          87,281         -              -

Anne Marie Fields                 2004       112,000      --          13,750        --             --
Vice President - Corporate        2003            --      --
Communications & Business         2002            --      --
Strategy


------------------
(1)      Mr. Fauci ceased being an officer on December 13, 2004. Mr. Fauci deferred an aggregate of $625,000 of his salary since the commencement of OmniCorder's operations through December 31, 2003. This liability is included in deferred officer's salaries, current and deferred salaries
         - non current in our financial statements included with our Annual
         Report on Form 10-KSB for the year ended December 31, 2004. Mr. Fauci signed a two year consulting agreement with us effective March 1, 2005.


OPTIONS GRANTS IN LAST FISCAL YEAR

         The following table sets forth information with respect to grants of options to purchase our common stock under our 1998 Stock Option Plan to the named executive officers during the fiscal year ended December 31, 2004.



                                                                           PERCENT OF TOTAL
                                                         NUMBER OF           OPTIONS/SARS
                                                        SECURITIES             GRANTED
                                                    UNDERLYING OPTIONS/      TO EMPLOYEES         EXERCISE
NAME                                                   SARS GRANTED         IN FISCAL YEAR      OR BASE PRICE       EXPIRATION
----                                                   ------------         --------------      -------------       ----------
                                                            (#)                                    ($/Sh)

Mark A. Fauci (1)                                            -                    -                   -                  -
Former President and Chief
Executive Officer
Loring D. Andersen                                        120,000                46%                 4.40             4/30/2009
Vice President - Market Development

Mihai Dimancescu                                           22,500                 8.5%               4.00             4/30/2009
Vice President - Medical
Affairs

Marek Pawloski, Ph.D.                                        -                    -                   -                  -
Vice President - Product
Development

Anne Marie Fields                                          13,750                 5.2%               4.00             4/30/2009
Vice President - Corporate
Communications &
Business Strategy


___________________________
(1)      Mr. Fauci ceased being an officer on December 14, 2004.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

         The following table sets forth with respect to the named executive officers information with respect to options exercised, unexercised options and year-end option values in each case with respect to options to purchase shares of our common stock.



                                                           NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED IN THE
                                                               UNEXERCISED OPTIONS AT                   MONEY OPTIONS AT
                                                                  DECEMBER 31, 2004                   DECEMBER 31, 2004(1)
                                                                  -----------------                   --------------------
                                   SHARES        VALUE
                                  ACQUIRED ON   REALIZED   EXERCISABLE       UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
             NAME                 EXERCISE (#)    ($)          (#)                (#)                (#)             (#)
             ----                 ------------    ---          ---                ---                ---             ---

   Mark A. Fauci (2)
   Former President and
   Chief Executive Officer               0           0        250,000                0                  0              0

   Loring D. Anderson
   Vice President - Market
   Development                           0           0         30,000           90,000                  0              0

   Mihai Dimancescu                      0           0          5,625           16,875                  0              0
   Vice President - Medical
   Affairs

   Marek Pawloski, Ph.D.
   Vice President-Product
   Development                           0           0         69,643           26,367                  0              0




                                                           NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED IN THE
                                                               UNEXERCISED OPTIONS AT                   MONEY OPTIONS AT
                                                                  DECEMBER 31, 2004                   DECEMBER 31, 2004(1)
                                                                  -----------------                   --------------------
                                   SHARES        VALUE
                                  ACQUIRED ON   REALIZED   EXERCISABLE       UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
             NAME                 EXERCISE (#)    ($)          (#)                (#)                (#)             (#)
             ----                 ------------    ---          ---                ---                ---             ---


   Anne Marie Fields
   Vice
   President-Corporate
   Communications &
   Business Strategy                     0           0         80,451           10,312                  0              0

   ___________________________

   (1) Represents the difference between the last reported sale price of our common stock on December 31, 2004 and the exercise price of the option multiplied by the applicable number of shares.

   (2)   Mr. Fauci ceased being an officer on December 14, 2004.



EQUITY COMPENSATION PLAN INFORMATION

         The following table provides information as of December 31, 2004 regarding shares outstanding and available for issuance under our existing equity compensation plans.



                                                                                              NUMBER OF SECURITIES
                                                                                             REMAINING AVAILABLE FOR
                                                                                              FUTURE ISSUANCE UNDER
                                       NUMBER OF SECURITIES TO       WEIGHTED AVERAGE          EQUITY COMPENSATION
                                     BE ISSUED UPON EXERCISE OF      EXERCISE PRICE OF          PLANS (EXCLUDING
                                         OUTSTANDING OPTIONS,       OUTSTANDING OPTIONS,    SECURITIES REFLECTED IN THE
           PLAN CATEGORY                 WARRANTS AND RIGHTS        WARRANTS AND RIGHTS           SECOND COLUMN
           -------------                 -------------------        -------------------           -------------

Equity compensation plans approved             4,308,517                    $1.22                       0
by security holders
Equity compensation plans not                  1,929,339                    $1.06                       0
approved by security holders

         Total                                 6,237,856                    $1.17                       0



         Through March 23, 2005, we granted stock options to purchase 13,942 shares of our common stock in excess of the shares reserved under the 1998 Stock Option Plan.

EMPLOYMENT AGREEMENT

         We entered into an employment agreement with Denis A. O'Connor, with a two-year term commencing March 23, 2005 with an option to renew for one additional year. Under the terms of the employment agreement, Mr. O'Connor will devote all of his business time and efforts to our business and will report directly to our Board of Directors. We have agreed to nominate Mr. O'Connor for election to the board of directors for a full term at the 2005 annual meeting of stockholders.

         The employment agreement provides that Mr. O'Connor will receive a fixed salary at an annual rate of $225,000. We also agreed to issue to Mr. O'Connor, upon commencement of employment, options to purchase an aggregate of 852,000 shares of our common stock at an exercise price of $1.00 per share, with 27,000 shares vesting immediately and the remaining 825,000 shares vesting in three equal installments on the first, second and third anniversary of the commencement of employment. We further agreed to issue an option to purchase an additional 825,000 shares of our common stock at an exercise price of $1.00 per share following approval by our stockholders of the 2005 Incentive Compensation Plan, vesting in three equal installments on the first, second and third anniversary of the commencement of employment. Finally, based upon the attainment of specified performance goals determined by the Compensation Committee and Mr. O'Connor, we agreed to pay Mr. O'Connor (1) up to $28,000 at the end of each of our fiscal years during the term of the agreement, and (2) at the end of our second and each subsequent fiscal year during the term of the agreement, options to purchase up to 27,000 shares of our common stock at an exercise price of the market price of our common stock on the date of grant, vesting in three equal installments on the first, second and third anniversary of the date of grant. All stock options described above are exercisable for a ten-year period from the date of grant.

         The employment agreement permits us to terminate Mr. O'Connor's employment upon his death or disability (defined as 90 consecutive days of incapacity during any 365-consecutive day period), or upon his conviction of a felony crime, acts of dishonesty or moral turpitude constituting fraud or embezzlement or upon his material breach of his obligations to us. In the event we terminate Mr. O'Connor's employment without cause or he leaves us for good reason, or if we engage in a transaction constituting a "change of control" (as defined in the agreement) he will be entitled to compensation from us equal to his salary for the balance of the remaining term of his employment agreement plus a lump sum payment equal to 90% of such salary for the balance of the remaining term.

         The employment agreement also contains covenants (a) restricting Mr. O'Connor from engaging in any activities which are competitive with our business during the term of his employment agreement and for one year thereafter, (b) prohibiting him from disclosure of confidential information regarding us at any time, and (c) confirming that all intellectual property developed by him and relating to our business is our sole and exclusive property.

         Our employment agreement with Mark A. Fauci, one of our directors, was terminated in March 2005, at which point Mr. Fauci entered into a two-year consulting agreement with us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In March 1997, we entered into an option agreement with Michael Anbar, Ph.D., Professor in the Department of Physiology and Biophysics, School of Medicine, and Chairman of Biomedical Sciences, at the State University of New York at Buffalo (now retired), pursuant to which we could acquire the exclusive worldwide right to commercialize the technology relating to a patent owned by Dr. Anbar, subject to specified research funding requirements being met. We are required to pay Dr. Anbar a royalty of $300 for each commercial BioScanIR system installed at a client site. The Anbar license does not expire other than as a result of a breach of the license by us. The Anbar patent expires in January 2015. Dr. Anbar currently owns 9.1% of the outstanding shares of our common stock, but is not an officer or director of the company. Effective February 1, 2005, we entered into a two-year consulting agreement with Dr. Anbar. The agreement provides for the payment to Dr. Anbar of $1,000 and grants of 1,000 restricted shares of common stock per day with a minimum fee of $12,000 for the first twelve month period as well as a grant of 250,000 additional restricted shares. The consulting agreement may be extended at either party's option for an additional two-year term. As part of this agreement, we have acquired certain key patents on complementary technology developed and held by Dr. Anbar, who will work closely with senior management, to provide support and assistance in order to advance our commercialization strategy, expand our clinical applications and enhance new product development efforts. We obtained from Dr. Anbar U.S. Patent 5,771,261 which comprises methods and apparatus for assessment of the effects of mental stress involving the measurement of periodic changes in skin perfusion. We are considering making use of this patent at a later date. Using a remotely mounted infrared camera, dynamic area telethermometry (DAT) measures the autonomic nervous activity by monitoring and quantitatively analyzing the modulation of cutaneous perfusion.

         On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and Chief Executive Officer, we announced that we entered into a Consulting Agreement with Mark A. Fauci. Mr. Fauci remains a member of our board of directors. The agreement, which terminates Mr. Fauci's previous employment agreement with us, provides that Mr. Fauci will perform consulting services for us for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement, which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of stockholders to continue as a board member. The agreement also provides for a three-year payout schedule of our obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments will commence on the earlier of (i) September 1, 2005, or (ii) the closing of our current subscription rights offering with gross proceeds of at least $2.5 million. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter.

         Gordon A. Lenz, one of our directors, is the Chairman and Chief Executive Officer of New York State Business Group, Inc./Conference Associates, Inc., which has provided insurance brokerage services to us during the past two fiscal years. Insurance premiums paid to carriers dealt with by Mr. Lenz's company totaled $223,000 in 2003 and $278,000 in 2004. Effective May 1, 2005, we have engaged an unrelated party for our medical insurance brokerage services.

         We believe that these transactions were advantageous to us and were on terms no less favorable to us than could have been obtained from unaffiliated third parties.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the Exchange Act, our directors, our executive officers, and any persons holding more than 10% of our common stock are required to report their ownership of the common stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established and we are required to report in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 2004. All of these filing requirements were satisfied by our directors, officers and 10% holders, except that the reports on Form 3 filed by Joseph T. Casey and William J. Wagner reporting their appointment as Directors were not filed on a timely basis. In making these statements, we have relied on the written representations of our directors, officers and our 10% holders and copies of the reports that they have filed with the Commission.

                           REPORT OF THE COMPENSATION
                       COMMITTEE ON EXECUTIVE COMPENSATION

         The following Report of the Compensation Committee on Executive Compensation shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A or 14C of the Commission or the liabilities of Section 18 of the Exchange Act. Such Report shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, or the Securities Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

         General. The Compensation Committee has the responsibility to determine and administer our executive compensation programs and make appropriate recommendations concerning matters of executive compensation. In evaluating the performance of members of management, the Compensation Committee consults with the chief executive officer except when reviewing the chief executive officer's performance, in which case it meets independently. The Committee reviews with the Board all aspects of compensation for the senior executives, including our executive officers. The Committee conducted three formal meetings in 2004 and conferred on an informal basis on several occasions. Set forth below are the principal factors underlying the Committee's philosophy used in overseeing compensation for fiscal 2004.

         Compensation Philosophy. At the direction of the Board of Directors, the Compensation Committee endeavors to ensure that the compensation programs for our executive officers are competitive and consistent in order to attract and retain key executives critical to our long-term success. The Compensation Committee believes that our overall financial performance should be an important factor in the total compensation of executive officers. At the executive officer level, the Compensation Committee has a policy that a significant proportion of potential total compensation should consist of variable, performance-based components, such as stock based compensation and bonuses, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management's commitment to the enhancement of profitability and stockholder value.

         The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for our chief executive officer and other executive officers. In implementing our executive compensation objectives, the Compensation Committee has designed an executive compensation program consisting of base salary, annual incentive compensation, equity based compensation (which may include stock options, restricted stock and restricted stock unit awards) and other employment benefits.

         The Compensation Committee seeks to maintain levels of compensation that are competitive with similar companies in our industry. To that end, the Compensation Committee reviews proxy data and other compensation data relating to companies within our industry.

         Base Salary. Base salary represents the fixed component of the executive compensation program. Our philosophy regarding base salaries is to maintain salaries for the aggregate group of executive officers at approximately the competitive industry average. Periodic increases in base salary relate to individual contributions evaluated against established objectives and the industry's annual competitive pay practices.

         Annual Incentive Compensation. Our executive officers are eligible for annual incentive compensation consisting primarily of cash bonuses based on the attainment of corporate earnings goals, as well as divisional and individual performance objectives. While performance against financial objectives is the primary measurement for executive officers' annual incentive compensation, non-financial performance also affects bonus pay. The Compensation Committee considers such corporate performance measures as net income, earnings per common and common equivalent share, gross margin, sales growth and expense and asset management in making bonus decisions. The Compensation Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects, demonstrated leadership ability and contributions to industry and community development. The amount of each annual incentive award is recommended for approval by management and approved by the Compensation Committee and the Board. Because threshold corporate earnings goals were not met in 2004, no cash bonuses were paid to our executive officers.

         Stock Based Compensation. The Compensation Committee strongly believes that the compensation program should provide employees with an opportunity to increase their equity ownership and potentially gain financially from our stock price increases. By this approach, the best interests of stockholders, executives and employees will be closely aligned. Therefore, executives and other key employees are eligible to receive stock based compensation, including options, restricted stock awards and restricted stock units. The Compensation Committee believes that the use of stock based compensation as the basis for long-term incentive compensation meets the Compensation Committee's compensation strategy and our business needs by achieving increased value for stockholders and retaining key employees.

         Other Employment Benefits. We provide health benefits to executives and employees similar to those provided by other companies in our industry.

         Internal Revenue Code Section 162(m). To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to us and to the executives of various payments and benefits. Some types of compensation payments and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. For these and other reasons, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                             Compensation Committee
                         Anthony A. Lombardo (Chairman)
                                  Robert W. Loy
                                   Jed Schutz

ITEM 3:  THE APPROVAL OF THE 2005 INCENTIVE COMPENSATION PLAN

BACKGROUND AND PURPOSE

         On March 7, 2005, the board of directors of our company adopted and approved a new 2005 Incentive Compensation Plan, which we refer to as the 2005 Plan, and recommended that it be submitted to our shareholders for their approval at the next annual meeting.

         The purpose of the 2005 Plan is to provide a means for our company and its subsidiaries and other designated affiliates, which we refer to as Related Entities, to attract key personnel to provide services to our company and the Related Entities, as well as, to provide a means whereby those key persons can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of our company and its Related Entities and promoting the mutuality of interests between participants and our shareholders. A further purpose of the 2005 Plan is to provide participants with additional incentive and reward opportunities designed to enhance the profitable growth of our company and its Related Entities, and provide participants with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value.

         The terms of the 2005 Plan provide for grants of stock options, stock appreciation rights or SARs, restricted stock, deferred stock, other stock related awards and performance awards that may be settled in cash, stock or other property.

         As of April 25, 2005, 1,980,000 awards have been granted under the 2005 Plan, subject to stockholder approval. Of the 1,980,000 awards, 825,000 were granted to our new Chief Executive Officer pursuant to the terms of his employment agreement, and 1,155,000 were granted to outside directors for their service to our company in 2004 and 2005. Shareholder approval of the 2005 Plan is required (i) to comply with certain exclusions from the limitations of
Section 162(m) of the Internal Revenue Code of 1986, which we refer to as the Code, as described below, (ii) for the 2005 Plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation G promulgated under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and (iii) to comply with the incentive stock options rules under
Section 422 of the Code.

         The following is a summary of certain principal features of the 2005 Plan. This summary is qualified in its entirety by reference to the complete text of the 2005 Plan. Shareholders are urged to read the actual text of the 2005 Plan in its entirety which is set forth as Exhibit 3 to this information statement.

SHARES AVAILABLE FOR AWARDS; ANNUAL PER PERSON LIMITATIONS

         Under the 2005 Plan, the total number of shares of our common stock that may be subject to the granting of awards under the 2005 Plan shall be equal to 5,000,000 shares, plus the number of shares with respect to which awards previously granted thereunder are forfeited, expire, terminate without being exercised or are settled with property other than shares, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements.

         Awards with respect to shares that are granted to replace outstanding awards or other similar rights that are assumed or replaced by awards under the 2005 Plan pursuant to the acquisition of a business are not subject to, and do not count against, the foregoing limit.

         In addition, the 2005 Plan imposes individual limitations on the amount of certain awards in part to comply with Code Section 162(m). Under these limitations, during any fiscal year the number of options, SARs, restricted shares of our common stock, deferred shares of our common stock, shares as a bonus or in lieu of other company obligations, and other stock based awards granted to any one participant may not exceed 250,000 for each type of such award, subject to adjustment in certain circumstances. Such an adjustment was made in the case of the award to our President and Chief Executive Officer, Denis A. O'Connor. See "Executive Compensation and Related Matters - Employment Agreement." The maximum amount that may be earned by any one participant as a performance award in respect of a performance period of one year is $5,000,000, and in respect of a performance period greater than one year is $5,000,000 multiplied by the number of full years in the performance period.

         A committee of our Board of Directors, which we refer to as the Committee, is to administer the 2005 Plan. See "Administration." The Committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of our company common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the our company common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

ELIGIBILITY

         The persons eligible to receive awards under the 2005 Plan are the officers, directors, employees and independent contractors of our company and our Related Entities. An employee on leave of absence may be considered as still in our employ or in the employ of a Related Entity for purposes of eligibility for participation in the 2005 Plan.

ADMINISTRATION

         Our Board of Directors shall select the Committee that will administer the 2005 Plan. All Committee members must be "non-employee directors" as defined by Rule 16b-3 of the Exchange Act, "outside directors" for purposes of Section 162(m) of the Code, and independent as defined by NASDAQ or any other national securities exchange on which any securities of our company may be listed for trading in the future. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, our Board of Directors may exercise any power or authority granted to the Committee. Subject to the terms of the 2005 Plan, the Committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our company common stock to which awards will relate, specify times at which awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2005 Plan and make all other determinations that may be necessary or advisable for the administration of the 2005 Plan.

STOCK OPTIONS AND SARS

         The Committee is authorized to grant stock options, including both incentive stock options or ISOs, which can result in potentially favorable tax treatment to the participant, and non qualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of our company common stock on the date of exercise (or the "change in control price," as defined in the 2005 Plan, following a change in control) exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the Committee, but in the case of an ISO must not be less than the fair market value of a share of our company common stock on the date of grant. For purposes of the 2005 Plan, the term "fair market value" means the fair market value of our company common stock, awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee or our Board of Directors, the fair market value of our company common stock as of any given date shall be the closing sales price per share of our company common stock as reported on the principal stock exchange or market on which our company common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, the last previous day on which a sale was reported. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or service generally are fixed by the Committee except that no option or SAR may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, shares that have been held for at least six months (or that the Committee otherwise determines will not result in a financial accounting charge to our company), outstanding awards or other property having a fair market value equal to the exercise price, as the Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee. SARs granted under the 2005 Plan may include

"limited SARs" exercisable for a stated period of time following a change in control of our company or upon the occurrence of some other event specified by the Committee, as discussed below.

RESTRICTED AND DEFERRED STOCK

         The Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of our company common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of a shareholder of our company, unless otherwise determined by the Committee. An award of deferred stock confers upon a participant the right to receive shares of our company common stock at the end of a specified deferral period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

DIVIDEND EQUIVALENTS

         The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our company common stock, other awards or other property equal in value to dividends paid on a specific number of shares of our company common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of our company common stock, awards or otherwise as specified by the Committee.

BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS

         The Committee is authorized to grant shares of our company common stock as a bonus free of restrictions, or to grant shares of our company common stock or other awards in lieu of our company obligations to pay cash under the 2005 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

OTHER STOCK BASED AWARDS

         The Committee is authorized to grant awards under the 2005 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our company common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our company common stock, purchase rights for shares of our company common stock, awards with value and payment contingent upon performance of our company or any other factors designated by the Committee, and awards valued by reference to the book value of shares of our company common stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee determines the terms and conditions of such awards.

PERFORMANCE AWARDS

         The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions (including subjective individual goals) as may be specified by the Committee. In addition, the 2005 Plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of our company common stock or other awards upon achievement of certain preestablished performance goals and subjective individual goals during a specified fiscal year. Performance awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be "covered employees" (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that should qualify such awards as "performance based compensation" not subject to the limitation on tax deductibility by our company under Code Section 162(m). For purposes of Section 162(m), the term "covered employee" means our chief executive officer and each other person whose compensation is required to be disclosed in our company's filings with the SEC by reason of that person being among the four highest compensated officers of our company as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee, not our Board of Directors.

         Subject to the requirements of the 2005 Plan, the Committee will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. One or more of the following business criteria for our company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of our company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for performance awards to "covered employees" that are intended to qualify under
Section 162(m): (1) earnings per share; (2) revenues or margin; (3) cash flow;
(4) operating margin; (5) return on net assets; (6) return on investment; (7) return on capital; (8) return on equity; (9) economic value added; (10) direct contribution; (11) net income, (12) pretax earnings; (13) earnings before interest, taxes, depreciation and amortization; (14) earnings after interest expense and before extraordinary or special items; (15) operating income; (16) income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of our company; (17) working capital; (18) management of fixed costs or variable costs; (19) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (20) total shareholder return; (21) debt reduction; and (22) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges,
(ii) an event either not directly related to the operations of our company or not within the reasonable control of our company's management, or (iii) a change in accounting standards required by generally accepted accounting principles.

         In granting performance awards, the Committee may establish unfunded award "pools," the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the 2005 Plan (including, for example, total shareholder return, net income, pretax earnings, EBITDA, earnings per share, and return on investment). During the first 90 days of a performance period, the Committee will determine who will potentially receive performance awards for that performance period, either out of the pool or otherwise.

         After the end of each performance period, the Committee will determine
(i) the amount of any pools and the maximum amount of potential performance awards payable to each participant in the pools and (ii) the amount of any other potential performance awards payable to participants in the 2005 Plan. The Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

OTHER TERMS OF AWARDS

         Awards may be settled in the form of cash, shares of our company common stock, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares of our company common stock or other property in trusts or make other arrangements to provide for payment of our company's obligations under the 2005 Plan. The Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our company common stock or other property to be distributed will be withheld (or previously acquired shares of our company common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2005 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b 3 of the Exchange Act.

         Awards under the 2005 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in exchange for other awards under the 2005 Plan awards or under other company plans, or other rights to payment from our company, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

ACCELERATION OF VESTING; CHANGE IN CONTROL

         The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement, vesting shall occur automatically in the case of a "change in control" of our company, as defined in the 2005 Plan (including the cash settlement of SARs and "limited SARs" which may be exercisable in the event of a change in control). In addition, the Committee may provide in an award agreement that the performance goals relating to any performance based award will be deemed to have been met upon the occurrence of any "change in control." Upon the occurrence of a change in control, if so provided in the award agreement, stock options and limited SARs (and other SARs which so provide) may be cashed out based on a defined "change in control price," which will be the higher of (i) the cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any reorganization, merger, consolidation, liquidation, dissolution or sale of substantially all assets of our company, or (ii) the highest fair market value per share (generally based on market prices) at any time during the 60 days before and 60 days after a change in control.

AMENDMENT AND TERMINATION

         Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2005 Plan or the Committee's authority to grant awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our company common stock are then listed or quoted. Thus, shareholder approval may not necessarily be required for every amendment to the 2005 Plan which might increase the cost of the 2005 Plan or alter the eligibility of persons to receive awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although our Board of Directors may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our Board of Directors, the 2005 Plan will terminate at such time as no shares of our company common stock remain available for issuance under the 2005 Plan and our company has no further rights or obligations with respect to outstanding awards under the 2005 Plan.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

         The 2005 Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

         NONQUALIFIED STOCK OPTIONS. On exercise of a nonqualified stock option granted under the 2005 Plan an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of our company or a Related Entity, that income will be subject to the withholding of Federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

         If an optionee pays for shares of stock on exercise of an option by delivering shares of our company's stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

         Our company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for our company and is reasonable in amount, and either the employee includes that amount in income or our company timely satisfies its reporting requirements with respect to that amount.

         INCENTIVE STOCK OPTIONS. The 2005 Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

         If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

         An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

         For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

         Our company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, our company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for our company and is reasonable in amount, and either the employee includes that amount in income or our company timely satisfies its reporting requirements with respect to that amount.

         STOCK AWARDS. Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2005 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

         The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2005 Plan the difference between the sale price and the recipient's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

STOCK APPRECIATION RIGHTS

         Our company may grant SARs separate from any other award, which we refer to as Stand-Alone SARs, or in tandem with options, which we refer to as Tandem SARs, under the 2005 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

         With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

         With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

         In general, there will be no federal income tax deduction allowed to our company upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, our company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

         DIVIDEND EQUIVALENTS. Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. Our company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

         SECTION 409A. Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to "nonqualified deferred compensation plans," including new rules relating to the timing of deferral elections and elections with regard to the form and timing of benefit distributions, prohibitions against the acceleration of the timing of distributions, and the times when distributions may be made, as well as rules that generally prohibit the funding of nonqualified deferred compensation plans in offshore trusts or upon the occurrence of a change in the employer's financial health. These new rules generally apply with respect to deferred compensation that becomes earned and vested on or after January 1, 2005. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan is or becomes immediately taxable to the extent that it is not subject to a substantial risk of forfeiture and was not previously taxable. The tax imposed as a result of these new rules would be increased by interest at a rate equal to the rate imposed upon tax underpayments plus one percentage point, and an additional tax equal to 20% of the compensation required to be included in income. Some of the awards to be granted under this 2005 Plan may constitute deferred compensation subject to the Section 409A requirements, including, without limitation, discounted stock options, deferred stock and SARs that are not payable in shares of our company stock. It is our company's intention that any award agreement that will govern awards subject to Section 409A will comply with these new rules.

         SECTION 162 LIMITATIONS. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. Our Company intends that options granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such options, will qualify as such "performance based compensation," so that such options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect the ability of our company to ensure that options under the 2005 Plan will qualify as "performance based compensation" that is fully deductible by our company under Section 162(m).

         IMPORTANCE OF CONSULTING TAX ADVISER. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

NEW PLAN BENEFITS

         The table below sets forth the stock options that the individuals and groups referred to below have received, subject to stockholder approval of the Plan, as of April 11, 2005 under the OmniCorder Technologies, Inc. 2005 Incentive Compensation Plan. For a description of the award of these benefits, see "The Board of Directors and Corporate Governance; Director Compensation" and "Executive Compensation and Related Matters; Employment Agreement" above.



NAME AND POSITION                                                                OMNICORDER TECHNOLOGIES, INC.
-----------------                                                              2005 INCENTIVE COMPENSATION PLAN
                                                                               --------------------------------
                                                                              DOLLAR VALUE         NUMBER OF UNITS
                                                                              ------------         ---------------

Michael A. Davis, M.D., D.Sc.
     Chairman of the Executive Committee and Director                     $       130,500             150,000
Denis A. O'Connor
     President and Chief Executive Officer and Director                           717,750             825,000
Loring D. Andersen
     Vice President - Market Development                                               --                  --
Marek Pawlowski, Ph.D.
     Vice President - Product Development                                              --                  --
Celia I. Schiffner
     Controller                                                                        --                  --
George Benedict
     Director                                                                      78,300              90,000
Joseph T. Casey
     Director                                                                      78,300              90,000
Mark A. Fauci
      Director                                                                     52,200              60,000
Gordon A. Lenz
      Director                                                                     78,300              90,000




NAME AND POSITION                                                                OMNICORDER TECHNOLOGIES, INC.
-----------------                                                                2005 INCENTIVE COMPENSATION PLAN
-----------------                                                                --------------------------------
                                                                              DOLLAR VALUE         NUMBER OF UNITS
                                                                              ------------         ---------------

Hon. Joseph F. Lisa, Justice (Ret.)
      Director                                                                     78,300              90,000
Anthony A. Lombardo
      Director                                                                    117,450             135,000
Robert W. Loy
      Director                                                                     78,300              90,000
Jed Schutz
      Director                                                                    117,450             135,000
Richard R. Vietor
      Director                                                                     78,300              90,000
William J. Wagner
      Director                                                                    117,450             135,000
Anne Marie Fields
      Vice President - Corporate Communications and Business Strategy                  --                  --
Mihai Dimancescu
      Vice President - Medical Affairs                                                 --                  --
Executive Group                                                                   848,250             975,000
Non-Executive Director Group                                                      874,350           1,005,000
Non-Executive Officer Employee Group                                                   --                  --


         The Board recommends a vote FOR this proposal.

                          REPORT OF THE AUDIT COMMITTEE

         The following Report of the Audit Committee, covering our fiscal year ended December 31, 2004, shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A or 14C of the Commission, or the liabilities of Section 18 of the Exchange Act. Such report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

         The Audit Committee of our Board of Directors is composed of "independent directors" as defined in Section 121(A) of the American Stock Exchange's listing standards. The Audit Committee conducted one formal meeting in 2004 and met and conferred on an informal basis on numerous occasions in 2004. The Audit Committee has adopted, and annually reviews, a Charter outlining the practices it follows. The Charter complies with all current regulatory requirements.

         The role of the Audit Committee is to oversee our financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for our financial statements as well as our financial reporting process, principles and internal controls. Our independent auditors are responsible for performing an audit of our financial statements and expressing an opinion on such financial statements and their conformity with generally accepted accounting principles.

         Management has reviewed the audited financial statements in the Annual Report with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

         In its meetings with representatives of the independent auditors, the Committee asks them to address, and discusses their responses to several questions that the Committee believes are particularly relevant to its oversight. These questions include:

         o Are there any significant accounting judgments or estimates made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?

         o Based on the auditors' experience, and their knowledge of our company, do our financial statements fairly present to investors, with clarity and completeness, our financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC disclosure requirements?

         o Based on the auditors' experience, and their knowledge of our company, have we implemented effective internal controls over financial reporting and internal audit procedures that are appropriate for us?

         The Committee believes that, by thus focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

         The Committee also discussed with the independent auditors other matters required to be discussed by the auditors with the Committee under Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (communications with audit committees), and other regulations. The Committee received and discussed with the auditors their annual written report on their independence from us and our management, which is made under Rule 3600T of the Public Company Accounting Oversight Board, which adopts on an interim basis Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the provision of non-audit services provided by them to us during 2004 was compatible with the auditors' independence.

         In performing all of these functions, the Audit Committee acts in an oversight capacity. The Committee reviews our earnings releases before issuance and quarterly and annual reporting on Form 10-QSB and Form 10-KSB prior to filing with the SEC. In its oversight role, the Committee relies on the work and assurances of our management, which has the primary responsibility for our financial statements and reports, and of the independent auditors, who, in their report, express an opinion on such financial statements and their conformity generally accepted accounting principles.

         The Audit Committee has also considered whether the independent auditors' provision of non-audit services to us is compatible with maintaining the auditors' independence.

         Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2004, for filing with the SEC.

                                 Audit Committee
                            William Wagner (Chairman)
                                 Joseph T. Casey

ITEM 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

         The Audit Committee has appointed Marcum & Kliegman LLP to serve as independent auditors for the year ending December 31, 2004. Marcum & Kliegman LLP has served as our independent auditors since 2003, and is considered by our management to be well qualified.

         The following table sets forth the aggregate fees billed or to be billed to us by Marcum & Kliegman LLP for the fiscal years ended December 31, 2004 and 2003:



                                                                   2004           2003
                                                                   ----           ----

                     Audit Fees                                  $151,200      $112,800
                     Audit-Related Fees                         $  77,000      $125,000
                     Tax Fees                                   $  12,000      $      0
                     All Other Fees                                    --            --


         All services performed by Marcum & Kliegman LLP were pre-approved by the Audit Committee in accordance with its pre-approval policy adopted in 2004. The policy describes the audit, audit-related, tax, and other services permitted to be performed by the independent auditors, subject to the Audit Committee's prior approval of the services and fees. On an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require separate pre-approval by the committee.

         The Board recommends a vote FOR the appointment of Marcum & Kliegman LLP as independent auditors.

                                   FORM 10-KSB

UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO US, ATTENTION: SECRETARY, OMNICORDER TECHNOLOGIES, INC., 125 WILBUR PLACE, SUITE 120, BOHEMIA, NEW YORK 11716, WE WILL PROVIDE WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                        COMMUNICATIONS WITH STOCKHOLDERS

         Anyone who has a concern about our conduct, including accounting, internal accounting controls or audit matters, may communicate directly with our Chief Executive Officer, our non-management directors or the audit committee. Such communications may be confidential or anonymous, and may be submitted in writing addressed care of Celia Schiffner, Controller, OmniCorder Technologies, Inc., 125 Wilbur Place, Suite 120, Bohemia, New York 11716. All such concerns will be forwarded to the appropriate directors for their review, and will be simultaneously reviewed and addressed by the proper executive officers in the same way that other concerns are addressed by us.

                  DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS

         Proposals that a stockholder desires to have included in our proxy materials for our 2006 Annual Meeting of Stockholders must comply with the applicable rules and regulations of the Commission, including that any such proposal must be received by our Secretary at our principal office no later than January 16, 2006. It is suggested that such proposals be sent by Certified Mail, Return Receipt Requested. Our By-laws require a stockholder to give advance notice of any business, including the nomination of candidates for the Board of Directors, which the stockholder wishes to bring before a meeting of our stockholders. In general, for business to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination must be received by our Secretary not more than 180 days prior to the anniversary of the preceding year's annual meeting. With respect to stockholder proposals, the stockholder's notice to our Secretary must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as other information set forth in our By-laws or required by law. With respect to the nomination of a candidate for the Board of Directors by a stockholder, the stockholder's notice to our Secretary must contain certain information set forth in our By-laws about both the nominee and the stockholder making the nominations. If a stockholder desires to have a proposal included in our proxy materials for our 2006 Annual Meeting of Stockholders and desires to have such proposal brought before the same annual meeting, the stockholder must comply with both sets of procedures described in this paragraph. Any required written notices should be sent to OmniCorder Technologies, Inc., 125 Wilbur Place, Suite 120, Bohemia, New York 11716 Attn:
Secretary.

             OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

         We know of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote the same in accordance with their best judgment and their discretion, and authority to do so is included in the proxy.

                             SOLICITATION OF PROXIES

         The expense of this solicitation of proxies will be borne by us. Solicitations will be made only by use of the mail except that, if deemed desirable, our officers and regular employees may solicit proxies by telephone, telegraph or personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons and we will reimburse them for their reasonable expenses incurred in this effort.

                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             HON. JOSEPH F. LISA
                                             Chairman of the Board of
                                             Directors

                        ANNUAL MEETING OF STOCKHOLDERS OF

                          OMNICORDER TECHNOLOGIES, INC.

                                  June 7, 2005

              -- FOLD AND DETACH HERE AND READ THE REVERSE SIDE --

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          OMNICORDER TECHNOLOGIES, INC.

The undersigned appoints Denis A. O'Connor and Michael A. Davis, M.D., D.Sc., and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse side hereof, all shares of Common Stock of OmniCorder Technologies, Inc., held of record by the undersigned at the close of business on May 4, 2005, at the Annual Meeting of Stockholders to be held at 10:00 a.m. on June 7, 2005, at Inn At Great Neck, 30 Cutter Mill Road, Great Neck, NY 11021, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

              -- FOLD AND DETACH HERE AND READ THE REVERSE SIDE --

                                      PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


1.       ELECTION OF DIRECTORS:                                                           FOR               WITHHOLD AUTHORITY
                                                                                          [_]                       [_]
(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW)

Nominees  are: Michael A. Davis, M.D., D. Sc., Hon. Joseph F. Lisa, Justice
          (Ret.) Denis A. O'Connor, George Benedict, Joseph T. Casey, Mark
          A. Fauci, Gordon A. Lenz, Anthony A. Lombardo, Robert W. Loy, Jed
          Schutz, Richard R. Vietor and William J. Wagner

2.        PROPOSAL TO CHANGE CORPORATE NAME TO "ADVANCED BIOPHOTONICS INC."               FOR       AGAINST         ABSTAIN
                                                                                          [_]         [_]              [_]
3.        PROPOSAL TO APPROVE 2005 INCENTIVE COMPENSATION PLAN.                           FOR       AGAINST         ABSTAIN
                                                                                          [_]         [_]              [_]
4.        PROPOSAL TO RATIFY APPOINTMENT OF MARCUM & KLIEGMAN LLP AS                      FOR       AGAINST         ABSTAIN
          INDEPENDENT AUDITORS.                                                           [_]         [_]              [_]

5.        In their discretion, the proxies are authorized to vote on such other business as may property come before the meeting
                                                                                          COMPANY ID:
                                                                                          PROXY NUMBER:
                                                                                          ACCOUNT NUMBER:


Signature:                              Signature:                                        Date:
           ------------------                      ------------------                           ------------------


NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.
